UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2007 (the “Effective Date”), Vonage Holdings Corp. (the “Company”) and AT&T Corp. (“AT&T”) entered into a Settlement and Patent License Agreement (the “Settlement Agreement”) pursuant to which the parties agreed to settle their ongoing patent disputes and agreed to enter into a licensing agreement.

Cross-License

The Settlement Agreement provides that AT&T grants to the Company for a period of five years from the Effective Date (the “Term”) a non-exclusive license under the patent at issue in the litigation AT&T has pending against the Company to make, have made, sell, offer for sale, use and import any product or service. The Company also receives during the Term a non-exclusive license under all patents owned by AT&T or its affiliates that issue prior to the end of the Term (the “AT&T Patents”) to, among other things, (i) make and use services and products in order to offer the Company’s existing products or services or products and services that may be offered within 18 months after the Effective Date (the “Existing Company Services”), and (ii) sell any products made under clause (i) to the Company’s customers, including dual mode VoIP/wireless portable telephone handsets for Existing Company Services. Notwithstanding the foregoing, the Settlement Agreement does not grant the Company any rights or license to own or operate a wireless network to provide any wireless service.

The Settlement Agreement further provides that during the Term the license shall protect the Company’s suppliers against claims of infringement of the AT&T Patents to the extent the Company indemnifies its suppliers from patent infringement or provides warranties and representations relating to patent infringement to such suppliers.

During the Term, the Company grants to AT&T a non-exclusive, royalty-free license under the patents at issue in the litigation the Company has pending against AT&T to make, have made, sell, offer for sale, use and import any product or service. AT&T also receives during the Term a non-exclusive, royalty-free license under all patents owned by the Company or its affiliates that issue prior to the end of the Term to, among other things, (i) make and use services and products in order to offer AT&T’s existing products or services or products and services that may be offered within 18 months after the Effective Date (the “Existing AT&T Services”), and (ii) sell any products made under clause (i) to AT&T’s customers for the Existing AT&T Services.

Release and Suit Dismissal

The Settlement Agreement also contains mutual releases and an agreement by each party to dismiss its respective lawsuits against one another.

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Payments

The Settlement Agreement provides that the Company shall pay AT&T $650,000 (the “Monthly Amount”) in each month during the Term. No later than the end of January 2008, the Company is obligated to pay AT&T an amount equal to $1.95 million as prepayment of the last three months of payments (the “Prepayment Amount”) due under the Settlement Agreement. The Settlement Agreement includes a requirement that beginning in April 2008, the parties agree to discuss in good faith options that may be available to provide AT&T with additional assurances regarding the payments to be made by the Company, however, it being understood that the parties may ultimately decide that mutually acceptable additional assurances do not exist.

The Company shall have the option to reduce the payments that become due during the months following the third year of the Term through the application of a credit amount earned by the Company for the purchase of products and services furnished by AT&T or its affiliates in excess of $1 million per calendar year (the “New Business”). The credit amount shall equal 10% of the total amount of New Business in the applicable calendar year.

Termination

AT&T may terminate the Settlement Agreement or any of the licenses granted to the Company immediately for various reasons, including the liquidation or dissolution of the Company or certain bankruptcy-related events of the Company.

Liquidated Damages

In the event the Company violates the terms of the Settlement Agreement, the Company agrees to pay AT&T liquidated damages equal to $226,666 for each month the Company failed to pay the Monthly Amount, such amount to be reduced by the Prepayment Amount.

Change of Control

The Settlement Agreements provides that except in certain liquidation, dissolution and bankruptcy-related circumstances, if after the Effective Date, an entity acquires AT&T or the Company, the Settlement Agreement shall remain in effect and the acquiring party shall continue to retain the benefits of the licenses, covenants and releases, but only to the extent the assets of the acquired party are being used for no more than the number of customers of the acquired party existing immediately prior to the acquisition date, adjusted annually based on a historical growth rate. The parties each agree to negotiate in good faith with an acquiring party in order to provide payment for those customers in excess of the number of customers not covered by the Settlement Agreement.

The description of the Settlement Agreement contained herein is qualified in its entirety by the complete text of the agreement.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2007, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”), effective as of December 20, 2007 (the “Separation Agreement Date”), with Timothy G. Smith, its former President of the Company’s subsidiary Vonage Network Inc., who stepped down from his position and resigned from the Company on October 22, 2007.

Pursuant to the terms of the Separation Agreement, the Company agreed, in consideration for a general release and certain other obligations, to pay Mr. Smith, as severance, twenty-six weeks of his regular base salary ($275,000), which payments shall be made bi-weekly during the Company’s regular payroll cycles, commencing on the first payroll cycle after the Separation Agreement Date. The Company’s first payment shall be a lump sum for eight weeks of severance, and thereafter the remaining payments shall be in two-week intervals. In addition, for a period of six months from the Separation Agreement Date, the Company shall pay any COBRA premiums incurred by Mr. Smith for the purchase of medical and dental coverage for Mr. Smith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: December 28, 2007	By:	/s/ John S. Rego
John S. Rego Executive Vice President, Chief Financial Officer and Treasurer

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